Exhibit 99.1

NEWS RELEASE
Contact:	Alan Hill
SI International, Inc.
703-234-6854
alan.hill@si-intl.com

SI International Reports 2006 Fourth Quarter and Year-End Financial Results

•                  Q4 revenue of $115.6 million; Full year revenue up 16% to $462.0;

•                  Q4 income from operations of $11.1 million; Full year income from operations up 20% to $40.6 million;

•                  Q4 net income of $6.0 million; Full year net income up 19% to $20.2 million;

•                  Q4 diluted EPS of $0.45; Full year diluted EPS up 8% to $1.56;

•                  Full year bookings up 53% to $828 million;

•                  Issues initial guidance for first quarter and fiscal year 2007.

RESTON, VA — February 20, 2007 - SI International, Inc. (Nasdaq: SINT), an information technology and network solutions (IT) company, today announced financial results for its fourth quarter and fiscal year ended December 30, 2006. Revenue for the fourth quarter of fiscal year 2006 (FY06) was $115.6 million.  FY06 revenue of $462.0 million increased 16 percent over FY05.  Net income for the fourth quarter of FY06 was $6.0 million.  FY06 net income of $20.2 million increased 19% over FY05.  Diluted earnings per share for the fourth quarter FY06 increased by $0.02 to $0.45.  FY06 diluted earnings per share of $1.56 increased 8 percent over FY05.  The Company’s FY06 results were driven by organic growth in high-priority federal government assignments in the key areas of federal IT modernization, defense transformation, homeland defense, and mission-critical outsourcing; as well as the acquisition of Zen Technology, Inc. at the end of February 2006.

Fourth Quarter FY06 Financial Results

Revenue for the fourth quarter of FY06 was $115.6 million, a decrease of 1 percent over fourth quarter FY05 revenue of $116.4 million.  Fourth quarter FY06 consisted of 13 weeks as compared to fourth quarter FY05 with 14 weeks.  Adjusting for the extra week reported in fourth quarter FY05, revenue grew 7 percent quarter over quarter. Federal government contract revenue represented 99 percent of fourth quarter FY06 total revenue.

Income from operations for the fourth quarter of FY06 was $11.1 million, an increase of 11 percent over operating income of $9.9 million reported a year earlier.  Operating margin for the fourth quarter of FY06 was 9.6 percent, as compared to 8.5 percent for the fourth quarter of FY05.  Net income for the fourth quarter of FY06 was $6.0 million, an increase of 18 percent over fourth quarter FY05 net income of $5.1 million.  Diluted earnings per share for the fourth quarter FY06 was $0.45 compared to diluted earnings per share of $0.43 for the fourth quarter of 2005.  Days Sales Outstanding (DSOs) were 72 days at the end of the fourth quarter FY06.

“We are pleased with our fourth quarter results given that last year’s fourth quarter consisted of 14 weeks, as compared to this year’s fourth quarter of 13 weeks.  On a pro forma basis our revenue growth was seven percent,” said Brad Antle, SI International’s President and CEO. “Even with last year’s extra week, we increased fourth quarter net income by 18 percent, and diluted earnings per share gained $0.02.”

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Full FY06 Results

For the fiscal year ended December 30, 2006, revenue increased 16 percent to $462.0 million, compared to $397.9 million for FY05.  FY06 consisted of 52 weeks as compared to FY05 with 53 weeks.  Federal government contract revenue, which represented 99 percent of FY06 total revenue, grew by 17 percent to $455.0 million, compared to $390.3 million for FY05.  Income from operations for FY06 was $40.6 million, an increase of 20 percent over operating income of $34.0 million reported for FY05.  Operating margin for FY06 was 8.8 percent, up 30 basis points, as compared to 8.5 percent for FY05.  Net income for FY06 was $20.2 million or $1.56 per diluted share, an increase of 19% as compared to $16.9 million or $1.45 per diluted share for FY05.

Cash flow from operations for the twelve months ended December 30, 2006 was $32.3 million.  As of December 30, 2006, SI International had a strong balance sheet with $19.5 million in cash, $76.0 million in debt, and $239.2 million in stockholders’ equity.

“By focusing on mission-critical assignments with a team that quickly responded to customers’ needs, we were able to deliver another year of strong financial results for our stockholders,” said Antle.  “Our organic growth for 2006 was 8 percent demonstrating that we continue to be aligned with many of the customers and programs that have higher funding priority.”

FY06 Business Highlights

Total backlog as of December 30, 2006 was approximately $1.220 billion, including $162 million in funded backlog and $1.058 billion in unfunded backlog.  Bookings for fourth quarter of FY06 were approximately $40 million, bringing the total bookings for full-year FY06 to $828 million, a 53% increase over FY05 total bookings of $540 million.  Major business highlights during the year include:

In the area of Federal IT Modernization:

•                  Received a $15 million 5-year subcontract to continue reengineering Crop Insurance Program system for Department of Agriculture’s Risk Management Agency;

•                  Increased size of IT support to Federal Retirement Thrift Investment Board by $10 million over last two years;

•                  Won a new $6 million 2-year U.S. Census Bureau contract to support IT;

•                  Awarded a new $5.8 million 8-year contract with U.S. Census Bureau to provide validation and verification testing;

•                  On the Lockheed Martin team that won the $305 million 6-year FBI Sentinel IT contract;

•                  Awarded 29 task orders at the U.S. Treasury, Office of the Controller of the Currency for program management support services valued at $12 million;

•                  Over past 3 years, received $15 million work of task orders for IPv6 transition support to government agencies.

In the area of Defense Transformation:

•                  Since winning single award C4I2TSR contract vehicle in April 2004, awarded over 300 task orders with total funded value of approximately $250 million;

•                  Awarded $20.2 million in CAASETA task orders supporting Air Force Space Command.  Since receiving CAASETA contract vehicle in October 2004, SI International has captured 51 percent of total CAASETA award value;

•                  Won $9 million 5-year contract to continue support for U.S. Army Defense Ammunition Center with customized learning solutions;

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•                  Awarded new $6.9 million 5-year National Security Agency contract to provide HR support;

•                  Won $6.6 million 5-year contract to provide acquisition consulting services to the Defense Intelligence Agency.  Won additional $3 million of work on classified contracts with 2 other intelligence customers;

•                  Received new $4 million 2-year Air Force Space Command systems engineering contract for Ballistic Missile Defense systems;

•                  Awarded $3.7 million 2-year Navy Standard Automated Logistics Tool Set contract;

•                  Acquired Zen Technology, Inc. which broadened SI International’s customer base to include the Missile Defense Agency.

In the area of Homeland Defense:

•                  Awarded $7.5 million 5-year contract to provide follow-on work for Department of Homeland Security’s National Customer Service Center;

•                  Won new $6 million 5-year Bond Backlog Action team contract with U.S. Immigration and Customs Enforcement;

•                  Named qualified Homeland Security Directive 12 (HSPD-12) Systems Service provider by GSA;

•                  Selected by U.S. Coast Guard for design and development of Workforce Performance and Training Strategy;

•                  Selected by the Department of Homeland Security to plan and implement their transition to IPv6.

In the area of Mission-Critical Outsourcing:

•                  Awarded new $138 million 10-year business process outsourcing contract with Department of Commerce’s Patent and Trademark Office;

•                  Won $84 million 5-year recompete Department of State’s National Visa Center contract;

•                  Received $30 million 5-year award to provide additional outsourcing services to Federal Retirement Thrift Investment Board;

•                  Awarded a $3.3 million contract to provide technical and analytical support services for the Department of Energy’s Naval Petroleum Reserves project.

Business Outlook

Based on SI International’s current backlog and management’s estimate as to future tasking and contract awards, the Company issued the following guidance ranges for first quarter FY07 and full year 2007.

	Q1 2007	Full Year 2007
Revenue	$110 - $117 million	$490- $510 million
Net Income	$4.7 - $5.1 million	$21.6 - $23.5 million
Diluted Earnings Per Share	$0.36 - $0.38	$1.60 - $1.74
Diluted Share Equivalents	13.3 million	13.5 million

“Backlog increased 43 percent at the end of the fourth quarter as compare to the year before, and total bookings for the year increased by 53 percent.  These results provide us confidence that SI International can meet its 6 to 10 percent revenue growth objectives for 2007,” said Antle.

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Conference Call

SI International has scheduled a conference call to discuss its results and business outlook for 10 AM ET, today, February 20, 2007. Participating in the conference call will be SI International’s President and CEO, Brad Antle; Executive Vice President and CFO, Ted Dunn; and Executive Vice President and Chief Marketing Officer, Leslee Gault.  A question and answer session will be included to further discuss the results and the Company’s future performance expectations. Interested parties should contact Alan Hill at 703-234-6854 for dial-in information.

The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of SI International’s web site, http://www.si-intl.com.  A replay of the webcast will be available on the SI International web site beginning two hours after the conclusion of the conference call. In addition, a replay of the conference is available by telephone beginning on Tuesday, February 20, 2007 at 12:00 PM ET through Tuesday, February 27, 2007 at 5:00 PM ET by calling 1-888-286-8010 and entering the conference passcode 35414030.

About SI International: SI International, a member of the Russell 2000 index, is a provider of information technology and network solutions (IT) primarily to the Federal government.  The Company combines technology and industry expertise to provide a full spectrum of state-of-the-practice solutions and services, from design and development to documentation and operations, to assist clients in achieving their missions.  SI International is ranked as the 40th largest Federal Prime IT Contractor by Washington Technology and has approximately 4,300 employees.  More information about SI International can be found at www.si-intl.com.

The above-referenced statements may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals, financial information or reporting, and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements may involve a number of risks and uncertainties, which are described in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties include: changes in federal government (or other applicable) procurement laws, regulations, policies and budgets; risks relating to contract performance; changes in the competitive environment (including as a result of bid protests); and the important factors discussed in the Risk Factors section of the annual report on Form 10-K/A filed by the Company with the Securities and Exchange Commission and available directly from the Commission at www.sec.gov. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

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SI International, Inc. and Subsidiaries
Consolidated Statements of Operations
(amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 30, 2006	December 31, 2005	December 30, 2006	December 31, 2005
	Unaudited	Unaudited	Unaudited
Revenue	$115,636	$116,444	$461,970	$397,919
Operating costs and expenses:
Cost of services	72,006	72,537	290,675	246,481
Selling, general and administrative	31,017	32,783	124,847	113,015
Depreciation and amortization	715	575	2,692	2,161
Amortization of intangible assets	823	612	3,116	2,292

Total operating expenses	104,561	106,507	421,330	363,949

Income from operations	11,075	9,937	40,640	33,970
Other income	128	33	88	12
Interest expense	(1,536)	(1,657)	(7,731)	(6,103)

Income before provision for income taxes	9,667	8,313	32,997	27,879
Provision for income taxes	3,629	3,214	12,844	10,942

Net income	$6,038	$5,099	$20,153	$16,937

Earnings per common share:
Basic	$0.47	$0.45	$1.61	$1.51
Diluted	$0.45	$0.43	$1.56	$1.45

Basic weighted-average shares outstanding	12,945	11,308	12,507	11,185

Diluted weighted-average shares outstanding	13,320	11,780	12,896	11,690

EBITDA (1)	$12,613	$11,124	$46,448	$38,423

Notes:	(1)	EBITDA is defined as GAAP net income (loss) plus other expense (income), interest expense, income taxes, and depreciation and amortization.

EBITDA as calculated by us may be calculated differently than EBITDA for other companies. We have provided EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results. EBITDA should not be construed as either an alternative to net income as an indicator of our operating performance or as an alternative to cash flows as a measure of liquidity.

Reconciliation of Net Income to EBITDA is as follows:

	Three Months Ended		Twelve Months Ended
	December 30, 2006	December 31, 2005	December 30, 2006	December 31, 2005
Net income	$6,038	$5,099	$20,153	$16,937
Other income	(128)	(33)	(88)	(12)
Interest expense	1,536	1,657	7,731	6,103
Provision for income taxes	3,629	3,214	12,844	10,942
Depreciation and amortization	715	575	2,692	2,161
Amortization of intangible assets	823	612	3,116	2,292
EBITDA	$12,613	$11,124	$46,448	$38,423

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SI International, Inc.
Revenue Segmentation Data (unaudited)
(In thousands)

	Three months ended
	Dec. 30, 2006		Dec. 31, 2005		Growth
	$	%	$	%	$	%

Core federal government	114,266	98.8%	114,319	98.2%	(53)	(0.0)%
Commercial and other	1,370	1.2%	2,125	1.8%	(755)	(35.5)%
Total revenue	115,636	100.0%	116,444	100.0%	(808)	(0.7)%

Prime contracts	93,586	80.9%	90,097	77.4%	3,489	3.9%
Subcontracts	22,050	19.1%	26,347	22.6%	(4,297)	(16.3)%
Total revenue	115,636	100.0%	116,444	100.0%	(808)	(0.7)%

Cost reimbursable	37,583	32.5%	38,330	32.9%	(747)	(2.0)%
Time and materials	45,250	39.1%	47,227	40.6%	(1,977)	(4.2)%
Fixed price	32,803	28.4%	30,887	26.5%	1,916	6.2%
Total revenue	115,636	100.0%	116,444	100.0%	(808)	(0.7)%

Department of defense	52,312	45.2%	55,587	47.7%	(3,275)	(5.9)%
Federal civilian agencies	61,954	53.6%	58,732	50.5%	3,222	5.5%
Commercial entities	1,370	1.2%	2,125	1.8%	(755)	(35.5)%
Total revenue	115,636	100.0%	116,444	100.0%	(808)	(0.7)%

Major contracts:
C4I	24,638	21.3%	27,439	23.6%	(2,801)	(10.2)%
All other	90,998	78.7%	89,005	76.4%	1,993	2.2%
Total revenue	115,636	100.0%	116,444	100.0%	(808)	(0.7)%

	Twelve months ended
	Dec. 30, 2006		Dec. 31, 2005		Growth
	$	%	$	%	$	%

Core federal government	455,257	98.5%	390,327	98.1%	64,930	16.6%
Commercial and other	6,713	1.5%	7,592	1.9%	(879)	(11.6)%
Total revenue	461,970	100.0%	397,919	100.0%	64,051	16.1%

Prime contracts	367,885	79.6%	299,968	75.4%	67,917	22.6%
Subcontracts	94,085	20.4%	97,951	24.6%	(3,866)	(4.0)%
Total revenue	461,970	100.0%	397,919	100.0%	64,051	16.1%

Cost reimbursable	147,054	31.8%	119,245	30.0%	27,809	23.3%
Time & materials	185,612	40.2%	174,523	43.8%	11,089	6.4%
Fixed price	129,304	28.0%	104,151	26.2%	25,153	24.2%
Total revenue	461,970	100.0%	397,919	100.0%	64,051	16.1%

Department of defense	215,585	46.6%	186,440	46.9%	29,145	15.6%
Federal civilian agencies	239,672	51.9%	203,887	51.2%	35,785	17.5%
Commercial entities	6,713	1.5%	7,592	1.9%	(879)	(11.6)%
Total revenue	461,970	100.0%	397,919	100.0%	64,051	16.1%

Major contracts:
C4I	98,795	21.4%	82,250	20.7%	16,545	20.1%
All other	363,175	78.6%	315,669	79.3%	47,506	15.1%
Total revenue	461,970	100.0%	397,919	100.0%	64,051	16.1%

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SI International Inc. and Subsidiaries
Consolidated Balance Sheets
(Amounts in thousands, except share data)

	December 30, 2006	December 31, 2005
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$19,457	$26,160
Marketable securities	—	7,850
Accounts receivable, net	91,972	93,633
Other current assets	8,627	6,698
Total current assets	120,056	134,341
Property and equipment, net	12,372	5,908
Intangible assets, net	20,418	16,483
Other assets	7,661	5,655
Goodwill	220,626	173,308
Total assets	$381,133	$335,695
Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$754	$1,000
Accounts payable	20,715	25,364
Accrued expenses and other current liabilities	28,547	29,674
Note payable — former owner of acquired business	5,839	2,280
Total current liabilities	55,855	58,318
Long-term debt, net of current portion	69,452	98,250
Deferred income tax	8,961	5,221
Other long-term liabilities	7,653	6,037
Stockholders’ equity:
Common stock—$0.01 par value per share; 50,000,000 shares authorized; 12,967,377 and 11,341,222 shares issued and outstanding as of December 30, 2006 and December 31, 2005, respectively	130	114
Additional paid-in capital	184,845	133,843
Accumulated other comprehensive income	172	—
Retained earnings	54,065	33,912
Total stockholders’ equity	239,212	167,869
Total liabilities and stockholders’ equity	$381,133	$335,695

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SI International Inc. and Subsidiaries
Consolidated Statements of Cash Flows

(Amounts in thousands)

	Twelve Months Ended
	December 30, 2006	December 31, 2005
	(Unaudited)
Cash flows from operating activities:
Net income	$20,153	$16,937
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,692	2,161
Amortization of intangible assets	3,116	2,292
Loss on disposal of fixed assets	25	56
Income tax benefit for stock option exercises	—	1,561
Stock-based compensation	346	611
Deferred income tax provision	2,645	2,493
Amortization of deferred financing costs and debt discount	2,143	705
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	12,361	(14,629)
Other current assets	(534)	(2,684)
Other assets	(3,260)	(1,000)
Accounts payable and accrued expenses	(10,944)	15,421
Deferred revenue	2,383	(275)
Other long term liabilities	1,130	2,950
Net cash provided by operating activities	32,256	26,599
Cash flows from investing activities:
Purchase of property and equipment	(8,507)	(2,727)
Proceeds from sale of marketable securities	49,850	36,200
Purchase of marketable securities	(42,000)	(42,050)
Former owner payable	(10,322)	8,041
Cash paid for business acquisitions, net of cash assumed	(48,002)	(74,285)
Net cash used in investing activities	(58,981)	(74,821)
Cash flows from financing activities:
Proceeds from exercise of stock options	7,364	3,738
Proceeds from issuance of common stock, net of offering costs	40,255	(48)
Income tax benefit from stock option exercises	2,117	—
Repayments under line of credit	—	(28,954)
Proceeds from long-term debt	30,000	100,000
Repayments of long-term debt	(59,044)	(750)
Payments of debt issuance costs	(552)	(3,238)
Repayments of capital lease obligations	(118)	(120)
Net cash provided by financing activities	20,022	70,628
Net change in cash and cash equivalents	(6,703)	22,406
Cash and cash equivalents, beginning of period	26,160	3,754
Cash and cash equivalents, end of period	$19,457	$26,160

Supplemental disclosures of cash flow information:
Cash payments for interest	$6,872	$5,059
Cash payments for income taxes	$8,032	$3,593
Purchases of assets under capital lease	$198	$126

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